UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2019 (April 3, 2019)

LAREDO PETROLEUM, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 900, Tulsa, Oklahoma	74119
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.
On April 8, 2019 (the "Effective Date"), Laredo Petroleum, Inc. ("Laredo" or the "Company") committed to a company-wide reorganization effort (the "Plan") that includes a workforce reduction of approximately 20 percent. The reduction in workforce was communicated to employees on the Effective Date and implemented immediately, subject to certain administrative procedures. The Company's Board of Directors (the "Board") approved the Plan in response to recent market conditions and to reduce costs and better position the Company for the future. In connection with the Plan, the Company estimates that it will incur an aggregate of approximately $12 million of one-time charges in the second quarter of 2019 comprising compensation, tax, professional, outplacement and insurance related expenses (the "Charges"). Included in the Charges are the severance payments described below in Item 5.02.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On the Effective Date, in connection with the Plan, the Company announced the departure of Richard C. Buterbaugh, the Company's Executive Vice President and Chief Financial Officer, effective immediately. Mr. Buterbaugh's departure was not the result of any dispute or disagreement with the Company relating to the Company's accounting practices or financial statements.
Following the previously announced retirements of Dan C. Schooley and Kenneth E. Dornblaser on April 2, 2019, and the departure of Mr. Buterbaugh, the Company offered to enter into a form of severance and release agreement (the "Agreement") with each of Mr. Schooley, Mr. Dornblaser and Mr. Buterbaugh (the "Former Officers"). The Agreement provides for each of the Former Officers to receive certain payments and benefits, including (i) a cash severance payment in an amount equal to 1.5 times the applicable Former Officer's then current base salary plus 1.0 times the applicable Former Officer's target bonus for the 2019 fiscal year and (ii) an additional cash payment in an amount equal to (a) the approximate value that represents a portion of the applicable Former Officer's unvested restricted stock awards, all of which were forfeited and canceled, and (b) a pro rata value that represents a portion of the applicable Former Officer's unvested performance unit awards, all of which were forfeited and canceled, for a total lump sum cash payment to Mr. Buterbaugh, Mr. Schooley and Mr. Dornblaser of $1,603,400, $1,356,600 and $1,060,400, respectively.
In addition, the Agreement provides for payment by the Company of the premiums charged for COBRA coverage for the applicable Former Officer and his dependents for a period not to exceed 18 months, payment for accrued but unused vacation days and payment for outplacement services. In addition, any vested but unexercised stock options granted to the Former Officers may be exercised during the ninety-day period following the Effective Date. All unvested stock options will be forfeited.
Each of the Former Officers will receive the foregoing payments and benefits provided he signs and subsequently does not revoke the Agreement, including his release of claims in favor of the Company, and he complies with the provisions of the Agreement, including the customary non-disclosure covenants.
Also on the Effective Date, the Company announced that the Board has appointed Michael T. Beyer, age 43, as Senior Vice President—Chief Financial Officer, replacing Mr. Buterbaugh, effective as of the Effective Date. Mr. Beyer became Laredo's Chief Accounting Officer in April 2014 and will continue the duties of principal accounting officer. He joined Laredo in September 2007 and most recently served as Vice President—Controller & Chief Accounting Officer, which duties he will continue. Mr. Beyer has more than 18 years of experience in accounting, with the majority in the energy industry. Prior to joining Laredo, he worked in the tax field and spent five years at a private energy company. He received his Bachelor of Business Administration in Accounting from The University of Oklahoma and has been a Certified Public Accountant since 2002. In connection with the appointment to his new position, the Board approved, effective as of the Effective Date, a new annual base salary for Mr. Beyer of $400,000, with a short-term incentive cash target and long-term equity grant target (both as a percentage of base salary) of 75% and 375%, respectively. In addition, Mr. Beyer will continue to participate in the Company's compensation and benefits plans, as described in the Company's most recent proxy statement filed with the Securities and Exchange Commission.
On April 3, 2019, in connection with his previously announced retirement, the Company entered into a consulting arrangement with Mr. Schooley as an independent contractor. Mr. Schooley will provide consulting services to the Company, related to marketing production from its assets and other requested projects, for a daily fee up to four business days per week for a limited period of time.

Item 7.01. Regulation FD Disclosure.
On April 8, 2019, the Company issued a press release announcing the organizational changes referenced herein. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto are deemed to be "furnished" and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Safe Harbor Statement
This report contains forward-looking statements, including those related to the expected nature, scope, costs, timing and benefits of the Plan. Statements regarding future events are based on the Company's current expectations and are necessarily subject to associated risks related to the completion of the Plan in the manner anticipated by the Company, including the execution and enforcement of the Agreements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, but not limited to, uncertain economic and industry conditions, the Company's ability and timing to implement the changes described above, the Company's ability to achieve the anticipated benefits and other risks described in the Company's filings from time to time with the Securities and Exchange Commission, including under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of this communication and does not undertake to update or revise them.
Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
99.1	Press release dated April 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Dated: April 8, 2019	By:	/s/ Mark D. Denny
Mark D. Denny
Senior Vice President and General Counsel